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                                                                      Exhibit 12


TEXTRON FINANCIAL CORPORATION
STATEMENT SETTING FORTH COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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                                                                                          THREE MONTHS ENDED
                                                                                            MARCH 31, 2002

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Income before income taxes and distributions on preferred securities.....................      $ 22,882
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Fixed Charges:

Interest on debt.........................................................................        46,298

Estimated interest portion of rents......................................................           553
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Total fixed charges......................................................................        46,851
                                                                                               --------

Adjusted Income..........................................................................        69,733

Ratio of earnings to fixed charges.......................................................         1.49x
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    The ratio of earnings to fixed charges has been computed by dividing income before income taxes and distributions on preferred securities and fixed charges by fixed charges. Fixed charges consist of interest on debt and one-third rental expense as representative of interest portion of rentals.